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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Magna Entertainment Corp. included in the Annual Report on Form 10-K for the year ended December 31, 2002, in each of (a) the Registration Statement (Form S-8 No. 333-32414) pertaining to the Long-Term Incentive Plan of Magna Entertainment Corp. and (b) the Registration Statement (Form S-3 No. 333-102889) and related prospectus of Magna Entertainment Corp. for the registration of 7-1/4% Convertible Subordinated Notes due December 15, 2009 and Shares of Class A Subordinate Voting Stock issuable upon the Conversion of the Notes.

                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                           Chartered Accountants

March 27, 2003
Toronto, Canada